Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No.2 to Form S-4 of our report dated March 29, 2023 relating to the financial statements of Kernel Group Holdings, Inc., which includes explanatory paragraphs relating Kernel Group Holdings, Inc.’s ability to continue as a going concern, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 31, 2023